Exhibit 10.1

TRANSPORTATION & LOGISTICS SYSTEMS, INC.

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

July __, 2020

[Investor]

Dear Sirs:

This agreement (the “Leak-Out Agreement”) by and between Transportation & Logistics Systems, Inc., a Nevada corporation (the “Company”) and the undersigned (the “Holder”) is being delivered to you in connection with that certain Exchange Agreement between the Company and the Holder dated the date of this Leak-Out Agreement.

The Holder is acquiring Preferred Shares under the Exchange Agreement which convert into common stock of the Company, par value $0.001 per share (the “Common Stock”). For good and valuable consideration, the receipt and sufficiency of which his hereby acknowledged, the Holder and the Company hereby agree as follows:

During the period commencing on the date hereof (“Execution Date”) and ending on the earlier to occur of: (a) 120 days from the Execution Date, (b) the Common Stock trading at an average reported volume of at least 100,000,001 shares for three consecutive trading days, (c) the price per share of the Common Stock exceeding $0.10 in a transaction, (d) the time of release (whether by termination of an applicable leak-out agreement or otherwise), in whole or in part, of any leak-out agreement with any other holder of securities (each, an “Other Holder”), or (e) any breach by the Company of any term of this Leak-Out Agreement that is not cured within five trading days following delivery of written notice of such breach by the Holder to the Company, neither the Holder, nor any of its Affiliates, collectively, shall sell, on any trading day, more than 10% of the Common Stock sold on such trading day.

For the purpose of this Leak-Out Agreement, the following definitions shall apply:

“Affiliate” means, with respect to any specified person or entity (each, a “Person”), (x) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person and any fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Person or (y) if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by, such Person or any other member or members of such Person’s family.

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“Restricted Securities” means the securities of the Company specified on Schedule I to this Leak-Out Agreement.

Notwithstanding anything herein to the contrary, on or after the Execution Date, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Restricted Securities (or any securities convertible or exercisable into Restricted Securities, as applicable) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement with respect to such transferred Restricted Securities (or such securities convertible or exercisable into Restricted Securities, as applicable) (an “Assignee Agreement”) and sales of the Holder and its Affiliates and all Assignees shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

The Company further represents and warrants as of the Execution Date and covenants and agrees from and after the Execution Date that none of the terms offered to any Other Holder with respect to any consent, release, amendment, settlement or waiver of the terms, conditions or transactions herein or in any agreement with any Other Holder related to the subject matter hereof, is or will be more favorable to such person or entity than those set forth in this Leak-Out Agreement or provided to any Person unless the provisions of this paragraph are complied with. If, and whenever on or after the Execution Date, the Company desires to provide terms which might affect any of the actions prohibited in the immediately preceding sentence, then (i) the Company shall provide the Holder with notice thereof at least two (2) business days prior to such date and (ii) upon the consummation thereof the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time prior to the expiration of such two business day period the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Leak-Out Agreement shall continue to apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.

This Leak-Out Agreement shall not become effective until, and expressly shall only become effective upon, the Company’s successful completion, in the Holder’s sole determination and to its satisfaction, of (1) the reservation with the Company’s transfer agent of [●] shares of the Common Stock created solely for the issuance of shares of Common Stock to the Holder and the delivery of irrevocable transfer agent instructions to the transfer agent, in form acceptable to the Holder, regarding the same and (2) delivery of shares of Common Stock to the Holder within two days of the date hereof upon the Company’s successful processing of conversion notices previously delivered by the Holder to the Company with respect to certain convertible securities held by the Holder. In the event that the Company does not (1) reserve enough shares of Common Stock to afford the conversion of all securities held by the Holder and the issuance of shares of Common Stock thereunder and (2) deliver any shares of Common Stock to the Holder under such instruments in compliance with the time periods set forth in such securities, herein, and the definitive agreements pursuant to which they were issued, the leak-out restrictions in this Leak-Out Agreement regarding the Holder, nor any of its Affiliates, selling, on any trading day, more than 10% of the Common Stock sold on such trading day, shall terminate immediately.

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Notwithstanding anything to the contrary herein or in any reservation letter, transfer agent instructions or the definitive agreements pursuant to which Preferred Stock and/or Common Stock are issued to the Holder, for every share of Common Stock delivered to the Holder upon conversion of the Preferred Stock, the number of shares of Common Stock that the Company is required to keep reserved for issuance to the Holder shall be reduced by one share (such reductions “Conversion Reserve Reductions”). Conversion Reserve Reductions shall not be a breach by the Company of this Leak-Out Agreement. Only when necessary to reflect shares of Common Stock delivered to the Holder upon conversion of the Preferred Stock, the Company shall be entitled to instruct the transfer agent to effect a Conversion Reserve Reduction without any further action by the Holder.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

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Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices set forth in the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other parties hereto would not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any Other Holder under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and any Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature page to follow.]

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Agreed to and Acknowledged:

“Company”
Transportation & Logistics Systems, Inc.
By:
John Mercadante, Jr.
Chief Executive Officer

“Holder”
[Investor]

By:

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Schedule I

List of Restricted Securities

(In each case without regard to any limitations on conversion or exercise with respect thereto)

I.	[●] shares of Common Stock

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